UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2025

HESS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-1204	13-4921002
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

(212) 997-8500
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation, on July 18, 2025 (the “Closing Date”), of the previously announced Merger (as defined below) contemplated by the Agreement and Plan of Merger, dated as of October 22, 2023 (the “Merger Agreement”), by and among Hess Corporation (“Hess”), Chevron Corporation, a Delaware corporation (“Chevron”), and Yankee Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Chevron (“Merger Subsidiary”).

At the effective time of the Merger on the Closing Date (the “Effective Time”), in accordance with the Merger Agreement, Merger Subsidiary merged with and into Hess (the “Merger”), with Hess continuing as the surviving corporation and a direct, wholly owned subsidiary of Chevron. Hess common stock was suspended from trading on the New York Stock Exchange (the “NYSE”) prior to the open of trading on July 18, 2025.

At the Effective Time, in accordance with the Merger Agreement, each outstanding share of common stock of Hess (except as otherwise specified in the Merger Agreement) was converted into the right to receive 1.025 (the “exchange ratio”) of a share of common stock of Chevron. No fractional shares of Chevron common stock were issued in the Merger, however each holder of Hess common stock that otherwise would have been entitled to receive a fractional share of Chevron common stock immediately prior to the Effective Time will have the right to receive an amount in cash, without interest, rounded to the nearest cent, in lieu of such fractional share.

Pursuant to the Merger Agreement, at the Effective Time, (i) each then outstanding Hess stock option and restricted stock award were converted into corresponding Chevron equity awards based on the exchange ratio, subject to the same terms and conditions applicable to such awards immediately prior to the Effective Time and (ii) each then outstanding PSU award was deemed to be earned at the maximum level and converted into a restricted cash award in an amount per share under such PSU award equal to the average closing trading price of a share of Chevron common stock for the 20 business days ending on and including the second to last business day prior to the Effective Time multiplied by the exchange ratio, and in each case subject to the same terms and conditions as applied to such awards immediately prior to the Effective Time (other than the performance conditions).

The issuance of Chevron common stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to Chevron’s registration statement on Form S-4 (File No. 333-277356) (as amended, the “Registration Statement”), declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on April 26, 2024. The definitive proxy statement of Hess, which formed part of the Registration Statement and also constituted Chevron’s prospectus, contains additional information about the Merger and the other transactions contemplated by the Merger Agreement. The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to Hess’s Current Report on Form 8-K filed with the SEC on October 22, 2023.

The Merger Agreement is incorporated herein by reference to provide investors with information regarding its terms. It is not intended to provide any other factual information about Hess or Chevron. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Hess’s public disclosures.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on the Closing Date, Hess terminated commitments under that certain Credit Agreement, dated as of July 14, 2022, among Hess, certain of its subsidiaries from time to time party thereto, the lenders and other parties thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent (as amended, the “Credit Agreement”). In connection with the termination, Hess repaid all of the outstanding obligations in respect of principal, interest and fees under the Credit Agreement.

The Credit Agreement provided for an unsecured revolving credit facility with aggregate commitments of $3.25 billion that could be drawn upon for, among other things, general corporate purposes. Absent termination (or extension pursuant to its terms), the commitments under the Credit Agreement would have expired on July 14, 2027. As of the Closing Date, there were no borrowings outstanding under the Credit Agreement. Early termination of the Credit Agreement did not require payment of any early termination penalties.

Some of the lenders under the Credit Agreement and/or their affiliates have in the past performed investment banking, financial advisory, lending, underwriting and/or commercial banking services, or other services for Hess and its affiliates (including in connection with the transactions described in this Current Report on Form 8-K), for which they have received customary compensation and expense reimbursement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger, Hess notified the NYSE that the Merger had been consummated and requested that the trading of its common stock on the NYSE be suspended and that the listing of its shares on the NYSE be withdrawn. In addition, Hess requested that the NYSE file with the SEC a notification on Form 25 to report the delisting of its shares from the NYSE and to deregister its shares under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of Hess occurred, and Hess became a direct, wholly owned subsidiary of Chevron.

The information set forth in the Introductory Note, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, all of the directors and officers of Hess immediately prior to the Effective Time ceased to be directors or officers of Hess at the Effective Time, and, at the Effective Time, Harsh Goyal, Andrew D. Stead and Nicola E. Woods became the directors of Hess, and Bruce L. Niemeyer became the President of Hess.

Bruce L. Niemeyer, 63, serves as the President of Chevron Americas Exploration & Production Company and oversees Chevron’s exploration and production activities throughout the Americas, a position he has held since October 2022. From January 2018 to October 2022, Mr. Niemeyer served as Vice President of Strategy and Sustainability for Chevron, where he was responsible for guiding the development of key strategies, including capital allocation and sustainability efforts. From April 2013 to October 2022, Mr. Niemeyer was the Vice President of Chevron Midcontinent Business Unit, where he was responsible for developing assets in the mid-continent United States. Prior to that, Mr. Niemeyer’s previous positions at Chevron have included serving as Vice President of Chevron Appalachian/Michigan Business Unit, and as General Manager of strategy and planning for Chevron North America Exploration and Production Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger and pursuant to the Merger Agreement, at the Effective Time, Hess’s certificate of incorporation and by-laws were amended and restated in their entirety. Copies of Hess’s amended and restated certificate of incorporation and by-laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of October 22, 2023, among Chevron Corporation, Yankee Merger Sub Inc. and Hess Corporation (incorporated by reference to Exhibit 2.1 to Hess Corporation’s Current Report on Form 8-K filed with the SEC on October 22, 2023).*
3.1	Amended and Restated Certificate of Incorporation of Hess Corporation as of July 18, 2025.
3.2	Amended and Restated By-Laws of Hess Corporation as of July 18, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2025	HESS CORPORATION

	By:	/s/ Kari H. Endries
	Name:	Kari H. Endries
	Title:	Assistant Secretary